AMENDMENT NO.1 TO DEPOSIT AGREEMENT

This Amendment No. 1 is dated as of August 12, 1997 among Banco Francés del Rio de la Plata S.A. (the “Company”), The Bank of New York, as Depositary (the “Depositary”) and all owners and holders from time to time of American Depositary Receipts issued under the Deposit Agreement dated as of December 1, 1993 (the “Deposit Agreement”) among the Company, the Depositary and such owners and holders.

WITNESSETH:

WHEREAS, the parties hereto are the parties to the Deposit Agreement; and

WHEREAS, the parties hereto desire to amend the Deposit Agreement as provided herein;

NOW, therefore, the parties hereto agree as follows:

SECTION 1.  Definitions; References.  Unless otherwise specifically defined herein, each capitalized term used herein which is defined in the Deposit Agreement has the meaning assigned to such term in the Deposit Agreement. Each reference to “hereof”, “hereunder”, “herein”, and “hereby” and each other similar reference contained in the Deposit Agreement shall from and after the date hereof referred to the Deposit Agreement as amended hereby.

SECTION 2.  Amendment to Section 4.07.  (a) Delete the word “and” before the word “(b)” in the first sentence of Section 4.07.

(b) Insert the following clause at the end of the first sentence of Section 4.07:

“and (c) a statement that if no such instructions are received with respect to any amount of Shares or other Deposited Securities, the Depositary will deem such Owner to have instructed the Depositary vote such Shares or other Deposited Securities in the manner specified below in this Section 4.07.”

(c) Delete the third sentence of Section 4.07 and insert the following:

If the Depositary has solicited the instructions of Owners as set forth above, in the case where no instructions are received by the Depositary from any Owner with respect to the Shares or other Deposited Securities represented by the American Depositary Shares evidenced by such Owner’s Receipts on or before the date established by the Depositary for such purpose, the Depositary shall deem such Owner to have instructed the Depositary to vote such Shares or other Deposited Securities in favor of any proposal or matter proposed by the Board of Directors of the Company requiring a vote by the holders of Shares or other Deposited Securities or in accordance with the recommendations of the Board of Directors of the Company in case of any matter or proposal not made by the Board of Directors of the Company.  The Depositary shall not vote or attempt to exercise the right to vote that attaches to the Shares or other Deposited Securities other than in accordance with such instructions or deemed instructions.

SECTION 3. Amendment of Exhibit A. (a) Delete the word “and” and before the word “(b) in the first sentence of Article 16 of Exhibit A.

(b) Insert the following clause at the end of the first sentence Article 16 of Exhibit A:

“and (c) a statement that if no such instructions are received with respect to any amount of Shares or other Deposited Securities, the Depositary will deem such Owner to have instructed the Depositary vote such Shares or other Deposited Securities in the manner specified below in this Article 16.”

(a)

Insert the following text after the second sentence of Article 16 of Exhibit A:

If the Depositary has solicited the instructions of Owners as set forth above, in the case where no instructions are received by the Depositary from any Owner with respect to the Shares or other Deposited Securities represented by the American Depositary Shares evidenced by such Owner’s Receipts on or before the date established by the Depositary for such purpose, the Depositary shall deem such Owner to have instructed the Depositary to vote such Shares or other Deposited Securities in favor of any proposal or matter proposed by the Board of Directors of the Company requiring a vote by the holders of Shares of other Deposited Securities or in accordance with the recommendations of the Board of Directors of the Company in case of any matter or proposal not made by the Board of Directors of the Company.  The Depositary shall not vote or attempt to exercise the right to vote that attaches to the Shares or other Deposited Securities other than in accordance with such instructions or deemed instructions.

SECTION 4.  Effectiveness.  This amendment shall become effective 30 days after the Owners have been give notice of the content hereof.

SECTION 5.  Governing Law.  This amendment shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 6.  Counterparts.  This amendment may be signed in any number of counter parts, each of which shall be an original, with the same affect as if the signatories thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF the parties hereto have caused the amendment to be duly executed as of the first date as above written.

BANCO FRANCES RIO DE LA PLATA S.A.

By:______________________________

Name:

Title:

THE BANK OF NEW YORK

By:_______________________________

Name:

Title: